UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

GLOBAL INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54684	26-4386951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously announced in a Current Report filed on October 24, 2014, Global Income Trust, Inc. (the “Company”) is undertaking a valuation of the Company and estimating the net asset value (“NAV”) per share of the Company’s common stock as of December 31, 2014 (the “December 31, 2014 NAV”). On December 12, 2014, the Company sent correspondence to registered representatives informing them of the upcoming December 31, 2014 NAV. A copy of the Company’s correspondence with registered representatives is furnished herewith as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1       Correspondence to registered representatives dated December 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2014		GLOBAL INCOME TRUST, INC.
a Maryland Corporation

	By:	/s/ Scott C. Hall
Scott C. Hall Senior Vice President of Operations